Exibit 5
Opinion of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                               Tel. (509) 891-8373
                               Fax (509) 891-8382

August 21, 2006

Tidelands Oil & Gas Corporation
1862 West Bitters Rd.
San Antonio, TX 78248

Re: Tidelands Oil & Gas:   Registration Statement on Form S-1/A
                           File Number 33-135636 (the "Registration Statement")

Gentlemen:

         You have requested our opinion, as counsel for Tidelands Oil & Gas Corporation, a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1/A (the "Registration Statement"),under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 22,958,643 shares (the "Registered Shares") of common stock, $.001 par value (the "Common Stock"), by the Selling Securityholders named in the Registration Statement, including:

         o up to 9,816,840 shares are issuable upon conversion of outstanding Original Issue Discount Convertible Debentures, which are convertible into Company common stock at $0.87 per share;
         o up to 3,239,558 shares are issuable upon exercise of outstanding Series "A" Warrants at an exercise price of $0.935 per share;
         o up to 85,405 shares are issuable to HPC Capital Management Corp. upon exercise of outstanding Series "A" Warrants at an exercise price of $0.935 per share;
         o up to 9,816,840 shares are issuable upon exercise of outstanding Series "B" Warrants at an exercise price of $1.275 per share.

         I am acting as counsel for the Company in connection with the registration for resale of the Shares. I have examined the registration statement, such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, I am of the opinion that, when issued, upon the conversion of the Debentures or exercise of the Warrants and in fulfillment of the terms of the respective underlying agreements with the Investors, and when the registration statement will have been declared effective by order of the Securities and Exchange Commission, the common shares will be duly authorized, legally issued, fully paid and non-assessable.

         I assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Securityholders to exempt sale transactions, register and, or qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,


 /s/ Gregory M. Wilson
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Gregory M. Wilson